CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated January 28, 2002, with respect to the consolidated financial statements included in the filing of the Registration

Statement (Form SB-2) of Virtuallot, Inc. for the period from inception on

December 18, 2001 through January 23, 2002.

 /s/ Chisholm & Associates

---------------------------------------------

Chisholm & Associates

North Salt Lake, Utah

April 22, 2002